AMENDMENT NO. 1

TO THE AMENDED AND RESTATED

MASTER INVESTMENT ADVISORY AGREEMENT OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

This amendment effective April 30, 2021, amends the Amended and Restated Master Investment Advisory Agreement (the “Agreement”), dated July 1, 2020, by and between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware business trust (the “Trust”) and Invesco Advisers, Inc., a Delaware corporation (the “Adviser”), as follows:

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to remove Invesco V.I. Managed Volatility Fund and Invesco V.I. Value Opportunitues and to reduce the contractual advisory fee of Invesco V.I. American Value Fund; and

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer V.I. Capital Appreciation Fund	Invesco V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund	Invesco V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	Invesco V.I. Discovery Mid Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund	Invesco V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund	Invesco V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. Main Street Fund	Invesco V.I. Main Street Fund

Invesco Oppenheimer V.I Main Street Small Cap Fund	Invesco V.I. Main Street Small Cap Fund

Invesco Oppenheimer V.I. Government Money Fund	Invesco V.I. U.S. Government Money Portfolio

Invesco Oppenheimer V.I. Total Return Bond Fund	Invesco V.I. Core Bond Fund;

Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Main Street Mid Cap Fund

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco V.I. Oppenheimer International Growth Fund	May 24, 2019

Invesco V.I. American Franchise Fund	February 12, 2010

Invesco V.I. American Value Fund	February 12, 2010

Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011

Invesco V.I. Capital Appreciation Fund	May 24, 2019

Invesco V.I. Comstock Fund	February 12, 2010

Invesco V.I. Conservative Balanced Fund	May 24, 2019

Invesco V.I. Core Bond Fund	May 24, 2019

Invesco V.I. Core Equity Fund	May 1, 2000

Invesco V.I. Core Plus Bond Fund	May 1, 2000

A-1

Invesco V.I. Discovery Mid Cap Growth Fund	May 24, 2019

Invesco V.I. Diversified Dividend Fund	February 12, 2010

Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010

Invesco V.I. Equity and Income Fund	February 12, 2010

Invesco V.I. Global Core Equity Fund	February 12, 2010

Invesco V.I. Global Fund	May 24, 2019

Invesco V.I. Global Real Estate Fund	April 30, 2004

Invesco V.I. Global Strategic Income Fund	May 24, 2019

Invesco V.I. Government Money Market Fund	May 1, 2000

Invesco V.I. Government Securities Fund	May 1, 2000

Invesco V.I. Growth and Income Fund	February 12, 2010

Invesco V.I. Health Care Fund	April 30, 2004

Invesco V.I. High Yield Fund	May 1, 2000

Invesco V.I. International Growth Fund	May 1, 2000

Invesco V.I. Main Street Fund®	May 24, 2019

Invesco V.I. Main Street Mid Cap Fund	September 10, 2001

Invesco V.I. Main Street Small Cap Fund	May 24, 2019

Invesco V.I. S&P 500 Index Fund	February 12, 2010

Invesco V.I. Small Cap Equity Fund	September 1, 2003

Invesco V.I. Technology Fund	April 30, 2004

Invesco V.I. U.S. Government Money Portfolio	May 24, 2019

A-2

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Oppenheimer V.I. International Growth Fund

Net Assets	Annual Rate
First $250 million	1.000%
Next $250 million	0.900%
Next $500 million	0.850%
Over $1 billion	0.820%

Invesco V.I. American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I. American Value Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion .	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco V.I.Balanced-Risk Allocation Funds

Net Assets	Annual Rate*
First $250 million	0.95%
Next $250 million	0.925%
Next $500 million	0.90%
Next $1.5 billion	0.875%
Next $2.5 billion	0.85%
Next $2.5 billion	0.825%
Next $2.5 billion	0.80%
Over $10 billion	0.775%

*

To the extent Invesco V.I. Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund IV Ltd., a direct wholly-owned subsidiary of Invesco V.I. Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco V.I. Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund IV Ltd.

Invesco V.I. Capital Appreciation Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Over $1 billion	0.580%

Invesco V.I. Comstock Fund

Invesco V.I. Growth and Income Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million	0.55%

Invesco V.I. Conservative Balanced Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Over $800 million	0.600%

Invesco V.I. Core Bond Fund*

Net Assets	Annual Rate
First $1 billion	0.600%
Over $1 billion	0.500%

Invesco V.I. Core Equity Fund

Net Assets	Annual Rate
First $250 million	0.65%
Over $250 million	0.60%

Invesco V.I. Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco V.I. Discovery Mid Cap Growth Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $700 million	0.600%
Over $1.5 billion	0.580%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco V.I. Diversified Dividend Fund

Net Assets	Annual Rate
First $250 million	0.545%
Next $750 million	0.42%
Next $1 billion	0.395%
Over $2 billion	0.37%

Invesco V.I. Equity and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco V.I. Global Core Equity Fund

Net Assets	Annual Rate
First $1 billion	0.67%
Next $500 million	0.645%
Next $1 billion	0.62%
Next $1 billion	0.595%
Next $1 billion	0.57%
Over $4.5 billion	0.545%

Invesco V.I. Global Fund*

Net Assets	Annual Rate
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $4.2 billion	0.600%
Over $5 billion	0.580%

Invesco V.I. Global Strategic Income Fund*

Net Assets	Annual Rate**
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Next $4 billion	0.500%
Over $5 billion	0.480%

**

To the extent Invesco Oppenheimer Global Strategic Income Fund invests its assets in Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Global Strategic Income Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Global Strategic Income Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Global Strategic Income Fund (Cayman) Ltd.

Invesco V.I. Government Money Market Fund

Net Assets	Annual Rate
All Assets	0.15%

Invesco V.I. Government Securities Fund

Net Assets	Annual Rate
First $250 million	0.50%
Over $250 million	0.45%

Invesco V.I. Health Care Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Technology Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Over $10 billion	0.68%

Invesco V.I. High Yield Fund

Net Assets	Annual Rate
First $200 million	0.625%
Next $300 million	0.55%
Next $500 million	0.50%
Over $1 billion	0.45%

Invesco V.I. International Growth Fund

Net Assets	Annual Rate
First $250 million	0.75%
Over $250 million	0.70%

Invesco V.I. Main Street Fund®*

Invesco V.I. Main Street Small Cap Fund®*

First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $200 million	0.600%
Next $4 billion	0.580%
Over $5 billion	0.560%

Invesco V.I. Main Street Mid Cap Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.700%
Next $500 million	0.675%
Over $1.5 billion	0.65%

Invesco V.I. S&P 500 Index Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco V.I. Small Cap Equity Fund

Net Assets	Annual Rate
First $250 million	0.745%
Next $250 million	0.73%
Next $500 million	0.715%
Next $1.5 billion	0.70%
Next $2.5 billion	0.685%
Next $2.5 billion	0.67%
Next $2.5 billion	0.655%

Over $10 billion	0.64%

Invesco V.I. U.S. Government Money Portfolio*

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $500 million	0.400%
Over $1.5 billion	0.375%”

2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer